Exhibit (g)(2)

[picture of Fidelity Investments and pyramid design logo appears]

September 12, 2016

State Street Bank and Trust Company

Channel Center Building CCB/5

Boston, MA 02111

Re: Custodian Agreement made as of the 1st day of January, 2007 between each of the Investment Companies listed on Appendix "A" thereto, (each a "Fund" and collectively the "Funds") and State Street Bank and Trust Company (the "Custodian"), and the Side Letter Agreement (the "Side Letter Agreement") to the Custodian Agreement dated October 11, 2013.

Ladies and Gentlemen:

This letter and the enclosed (i) Appendix "A" to the Custodian Agreement ("Appendix A") and (ii) Schedule A to the Side Letter Agreement ("Schedule A"), are being delivered to the Custodian pursuant to Section 9.06 of the Custodian Agreement and Section 5 of the Side Letter Agreement, respectively.

The following funds, which are exchange traded funds, desire to become a party to the Custodian Agreement and the Side Letter Agreement, and the Custodian desires to provide the services set forth in the Custodian Agreement and the Side Letter Agreement to such funds, effective September 12, 2016:

  Fidelity Core Dividend ETF
  Fidelity Dividend ETF for Rising Rates
  Fidelity Value Factor ETF
  Fidelity Quality Factor ETF
  Fidelity Momentum Factor ETF
  Fidelity Low Volatility Factor ETF

When Appendix A and Schedule A are countersigned by the Custodian, the funds noted above shall each become a "Fund" and a "Fidelity ETF" under the Custodian Agreement and the Side Letter Agreement and shall be bound by all terms and conditions and provisions of the Custodian Agreement and the Side Letter Agreement including, without limitation, the representations and warranties set forth in Section 9.04(a) of the Custodian Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copies of Appendix A and Schedule A and return them to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED

ON APPENDIX "A" AND SCHEDULE A ATTACHED HERETO, ON

BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

By: /s/Adrien Deberghes

Adrien Deberghes

Treasurer - Fidelity Sector Portfolios

Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

APPENDIX A

See attached

SCHEDULE A

TO CUSTODIAN AGREEMENT

SIDE LETTER AGREEMENT

DATED OCTOBER 11, 2013

As revised on: September 12, 2016

Fidelity MSCI Consumer Discretionary Index ETF

Fidelity MSCI Consumer Staples Index ETF

Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF

Fidelity MSCI Health Care Index ETF

Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF

Fidelity MSCI Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF

Fidelity Corporate Bond ETF

Fidelity Limited Term Bond ETF

Fidelity Total Bond ETF

Fidelity MSCI Real Estate Index ETF

Fidelity Core Dividend ETF

Fidelity Dividend ETF for Rising Rates

Fidelity Value Factor ETF

Fidelity Quality Factor ETF

Fidelity Momentum Factor ETF

Fidelity Low Volatility Factor ETF

Each of the Investment Companies Listed Above,

on behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

Adrien Deberghes

Treasurer - Fidelity Sector Portfolios

Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company By: /s/Andrew Erickson Andrew Erickson Executive Vice President